Exhibit 10.5

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Execution Copy

MASTER LEASE AGREEMENT

This Master Lease Agreement (this “Agreement”), dated as of June 3, 2016, is made between Generate Capital, Inc., a Delaware corporation (together with its successors and assigns, the “Lessor”), and Plug Power Inc., a corporation incorporated under the laws of Delaware (the “Lessee”).  Lessor and Lessee are referred to in this Agreement individually as a “Party” and, collectively, as the “Parties”.  Capitalized terms used but not defined herein shall have the meaning set forth for such terms in the Master Purchase Agreement (as defined below).

WHEREAS, Lessor is in the business of owning and leasing equipment and plans to purchase, from time to time, certain fuel cell equipment from Lessee pursuant to the Master Purchase and Sale Agreement, dated as of the date hereof, between Lessor and Lessee (the “Master Purchase Agreement”); and

WHEREAS, Lessee desires to lease from Lessor, and Lessor desires to lease to Lessee, the fuel cell equipment described in each Bill of Sale entered into pursuant to the Master Purchase Agreement and as further described in this Agreement, when and as the conditions to such lease are met as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

1.             LEASE. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor certain fuel cell equipment (the “Equipment”) as further described in one or more schedules to this Agreement, each in the form attached hereto as Exhibit A (each such schedule a “Schedule”, and, together with this Agreement, a separate “Lease”).  Lessee hereby agrees that its execution and delivery of a Schedule shall, without further act, irrevocably constitute acceptance by the Lessee of the Equipment described in such Schedule for all purposes of this Agreement and the applicable Lease. The terms of this Agreement and the applicable Schedule shall control and be effective as to each Lease, unless expressly amended or modified in writing.  Equipment shall be installed and placed in service at various locations as indicated in each Lease (each such location, a “Site”).

2.             TERM AND RENT. The initial term (“Initial Term”) for each Lease shall be for the period specified in the related Schedule, and Lessee shall pay Lessor the Rent specified in such Schedule throughout the Initial Term for the use of the Equipment.  To the extent applicable, each Schedule will also include schedules showing the allocation of Rent for federal income tax purposes among Rent payment periods, any portion of the Rent that results in a section 467 loan, the amortizing section 467 loan balance and the amount of interest in each rental period that the Lessor is considered to pay the Lessee on any such loan.  In no event shall any section 467 loan, section 467 interest or allocated Rent be separately payable (including upon any termination of a Lease, and regardless of whether or not Termination Value is payable in connection with such termination), it being agreed and understood that these items represent characterizations for federal income tax purposes only.  The Initial Term and Rent with respect to each item of Equipment shall

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commence on, and Lessee will be obligated to pay Rent from, the Rental Commencement Date.  For purposes of this Agreement, the term “Rent” shall mean and include all amounts payable by Lessee to Lessor for the lease of the Equipment.  As used in this Agreement, the term “Lease Term” means the Initial Term plus any Renewal Terms (as defined in Section 15).  All Rent payable under each Lease shall be paid to the account of Lessor in U.S. dollar same day funds to the account specified in the related Schedule (or such other account as Lessor shall notify to Lessee in writing), and Lessee shall make all arrangements necessary in order to permit Lessor to debit the account of Lessee at M&T Bank, Account Name: Plug Power Inc., Account Number: [***], ABA Number [***], to make any payment of Rent when due under a Lease.  Lessee shall deliver to each counterparty to any Project Document or Pledged Equipment Project Document (as defined in Section 35(a)) pursuant to which the Lessee is entitled to receive any payments for the use or operation of the Equipment or the Pledged Equipment (as defined in Section 35(a)) or for the energy generated thereby an irrevocable payment instruction executed by the Lessor and acknowledged by the Lessee, directing such counterparty to make all payments required to be made by such counterparty pursuant to such Project Document or Pledged Equipment Project Document to the account of the Lessor specified in the related Schedule (or such other account as Lessor shall notify to Lessee in writing).

3.             LATE CHARGES.  If any Rent or other amount due hereunder is not paid within ten (10) days after the due date thereof, Lessor shall have the right to receive and collect, and Lessee agrees to pay, in addition to such unpaid Rent or other amount due hereunder, an amount equal to 1.5% of such unpaid Rent or other amount due hereunder for each month or part thereof that such Rent or other amount due hereunder remains unpaid.

4.             DISCLAIMER OF WARRANTIES.  Lessee acknowledges that Lessor is not the manufacturer of the Equipment, nor manufacturer’s agent, and Lessee agrees that as between Lessor and Lessee, the Equipment leased hereunder is of a design, size, fitness and capacity selected by Lessee and that Lessee is satisfied that the same is suitable and fit for its intended purpose.  LESSEE FURTHER ACKNOWLEDGES THAT THE EQUIPMENT IS LEASED UNDER THIS AGREEMENT AND EACH LEASE ON AN ‘AS-IS,’ ‘WHERE IS’ BASIS AND THAT LESSOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE EQUIPMENT, ITS MERCHANTABILITY, OR ITS FITNESS FOR A PARTICULAR PURPOSE.  LESSOR SHALL NOT BE LIABLE TO LESSEE OR ANY OTHER PERSON FOR DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM LESSEE’S USE OF THE EQUIPMENT, ANY DEFECT OR MALFUNCTION OF THE EQUIPMENT, OR FOR DAMAGES BASED ON STRICT OR ABSOLUTE TORT LIABILITY OR LESSOR’S NEGLIGENCE.  No defect or unfitness of the Equipment shall relieve Lessee of the obligation to timely pay Rent, or to perform any other obligation under this Agreement.

5.             ASSIGNMENT OF WARRANTIES.  Notwithstanding the foregoing, so long as no Default (as defined in Section 19) has occurred hereunder and is continuing, Lessee shall be entitled to the benefit of any applicable manufacturer’s warranties received or held by Lessor or from which Lessor otherwise benefits, and to the extent assignable, Lessor hereby assigns such warranties to Lessee for the Lease Term for each Lease.  In the event that any warranty is not assignable to Lessee, Lessor hereby appoints Lessee as Lessor’s agent and attorney-in-fact with

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respect to such warranty, which appointment is coupled with an interest, to assert and enforce, from time to time, in the name of and for the account of the Lessor and the Lessee, as their interests may appear, but in all cases at the sole cost and expense of the Lessee, any such warranty, and so long as no Default shall have occurred and be continuing, Lessee may retain any recovery from such claim.

6.             USE, OPERATION AND MAINTENANCE.               Lessee shall use the Equipment in the manner for which it was designed and intended, solely for Lessee’s business purposes, substantially in accordance with all manufacturer manuals and instructions and in compliance with Applicable Law and each Project Document.  As used herein, “Applicable Law” means all applicable laws, statutes, regulations, ordinances, orders and other requirements of any governmental authority (including such requirements necessary to ensure that the Equipment qualifies for all tax benefits and environmental attributes, in each case, to the extent available by law to the owner of the Equipment as of the date of the applicable Lease).  Lessee, at Lessee’s own cost and expense, shall keep the Equipment in good repair, condition and working order, ordinary wear and tear excepted, sufficient to perform according to the requirements of this Agreement and each Project Document, and shall furnish or otherwise obtain all parts, mechanisms, devices and servicing required therefore in the ordinary course.  Lessee shall also make, at Lessee’s own cost and expense, all modifications to the Equipment as are required from time to time for the Equipment to comply with Applicable Law and each Project Document, provided no such modifications shall diminish the current or estimated residual value, utility, function, operation or remaining useful life of the Equipment (or any portion thereof) or cause the Equipment (or any portion thereof) to constitute “limited use property” within the meaning of Rev. Proc. 2001-28, 2001-19 I.R.B. 1156 or Rev. Proc. 2001-29, 2001-19 I.R.B. 1160 (or any successors thereto).  All replacement parts and repairs at any time made to or placed upon the Equipment shall become the property of Lessor at no cost to Lessor and with no adjustment to the schedules of any Lease.  Lessee may, with Lessor’s prior written consent (at no cost to Lessor and with no adjustment to the schedules of any Lease), which shall not be unreasonably withheld, make such alterations, modifications or additions to the Equipment as Lessee may deem desirable in the conduct of its business; provided the same shall not diminish the current or estimated residual value, utility, function, operation or remaining useful life of the Equipment (or any portion thereof), cause the loss of any warranty thereon or any certification necessary for the maintenance thereof, or cause the Equipment (or any portion thereof) to constitute “limited use property” within the meaning of Rev. Proc. 2001-28, 2001-19 I.R.B. 1156 or Rev. Proc. 2001-29, 2001-19 I.R.B. 1160 (or any successors thereto).  All such alterations, modifications or additions to the Equipment shall be readily removable without causing damage to the Equipment (or any portion thereof).  Upon return to Lessor of the Equipment as to which such alterations, modifications or additions have been made, Lessee, if requested to do so by Lessor, shall remove the same and restore the Equipment to its original condition, ordinary wear and tear excepted, and, if not so removed, title thereto shall automatically vest in Lessor (at no cost to Lessor).  Lessor acknowledges that any data files or software developed or installed by Lessee which is resident or otherwise installed on the Equipment shall be and remain the property of Lessee; provided, however, that the Lessor shall have no obligation or responsibility to remove or return same to Lessee.

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7.             NET LEASE.  Each Lease is a “triple net lease”, and Lessee’s obligation to pay all Rent and other amounts due and owing under each Lease is absolute and unconditional and shall not be terminated, extinguished, diminished, setoff or otherwise impaired by any circumstance whatsoever, including by (a) any claim, setoff, counterclaim, defense or other right which Lessee may have against Lessor or any affiliate of Lessor; (b) any defect in the title, condition, design, operation, merchantability or fitness for use of the Equipment, or any eviction of the Equipment by paramount title or otherwise from the Site, or any unavailability of access to the Equipment at the Site; (c) any loss, theft or destruction of, or damage to, the Equipment or any portion thereof or interruption or cessation in the use or possession thereof or any part thereof for any reason whatsoever and of whatever duration; (d) the condemnation, requisitioning, expropriation, seizure or other taking of title to or use of the Equipment or the Site by any governmental entity or otherwise; (e) any ineligibility of the Equipment or any portion thereof for any particular use, whether or not due to any failure of Lessee to comply with any Applicable Law; (f) any event of “force majeure” or any frustration of purpose; (g) any insolvency, bankruptcy, reorganization or similar proceeding by or against Lessee; (h) any termination of a Project Document or the failure of any Project Document to be in full force and effect; or (i) any defect in the title to, or the existence of any lien with respect to, the Equipment, it being the intention of the Parties hereto that all Rent and other amounts payable under this Agreement shall continue to be payable in the manner and at times provided for herein.  If for any reason whatsoever this Agreement is terminated in whole or in part by operation of law or otherwise, Lessee nonetheless agrees, to the extent permitted by Applicable Law, to pay to Lessor an amount equal to each installment of Rent and all other amounts due and owing hereunder, at the time such payment would have become due and payable in accordance with the terms hereof had this Agreement not been so terminated.

8.             NO LIENS; REMOVAL; ABANDONMENT; QUIET ENJOYMENT.  Lessee shall keep the Equipment (and each item thereof) and each Project Document and all other collateral assigned to Lessor as security for Lessee’s obligations under each Lease free and clear from all liens, charges, encumbrances, legal process and claims other than Permitted Liens.  Lessee shall promptly notify Lessor of the imposition of any lien (other than Permitted Liens) of which the Lessee becomes aware and shall promptly use commercially reasonable efforts, at Lessee’s own cost and expense, to fully discharge and release any such lien.  Lessee shall not move the Equipment from the location specified in the Lease therefor without the prior written consent of Lessor.  Lessee agrees not to waive its right to use and possess the Equipment in favor of any party other than Lessor and further agrees not to abandon the Equipment to any party other than Lessor.  So long as Lessee faithfully performs and meets each and every term and condition to be performed or met by Lessee under this Agreement, Lessee’s quiet and peaceful possession and use of the Equipment will not be disturbed by Lessor or anyone claiming by, through or on behalf of Lessor.

9.             TITLE.  (a) Lessor and Lessee agree that the Equipment is and at all times shall remain the sole and exclusive personal property of Lessor (subject to Section 25), and Lessee covenants that it will at all times treat the Equipment as such and that no part of the Equipment shall be considered or treated as a fixture.  No right, title or interest in the Equipment shall pass to Lessee other than the right to maintain possession and use of the Equipment for the Lease Term, conditioned upon Lessee’s compliance with the terms and conditions of this Agreement.  If

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requested by Lessor, Lessee shall affix to or place on the Equipment, at Lessor’s expense, plates or markings indicating Lessor’s ownership.

(b)           The Parties agree that each Lease will be a “true lease,” and the Lessor will be treated as owner of the Equipment and Lessee will be treated as lessee and, accordingly, the Parties agree that the Lessor will be entitled to claim any and all benefits available to an owner of the Equipment, including (i) all Tax Benefits (as defined in Section 18), and (ii) all rights and interests in and to any environmental attributes associated with the energy output from the Equipment that, as a matter of law, belong to the owner rather than the user of the Equipment (all such attributes in this clause (ii), specifically excluding any Tax Benefits, the “Environmental Attributes”).  Lessor hereby assigns to Lessee, solely for the duration of the Lease Term, all of its rights and interests in and to any and all Environmental Attributes currently available by law to an owner of the Equipment as of the date hereof.  For the avoidance of doubt, Lessor does not assign to Lessee any Environmental Attributes that, due to any future change in law, may become available to an owner of the Equipment (including, but not limited to, any carbon credits).  In the event that this Agreement or any Lease is deemed to be a lease intended for security, Lessee hereby grants Lessor a purchase money security interest in the Equipment (including any replacements, substitutions, additions, attachments and proceeds).

10.          TAXES.  Lessee shall promptly reimburse Lessor, or shall pay directly if so requested by Lessor, as additional Rent, all taxes, charges and fees (including any interest, additions to tax and penalties) that may now or hereafter be imposed or levied by any governmental body or agency upon or in connection with the purchase, ownership, control, lease, sublease, possession, manufacture, design, use, testing, repair, alteration, condition or location of the Equipment or otherwise in connection with the transactions contemplated by this Agreement or any Lease, including, without limitation, sales, use, property (real or personal and tangible or intangible), value added or other transfer taxes on (i) the initial sale of Equipment to Lessor, (ii) the Rents, (iii) the sale of power to, or the use of the Equipment by, the offtaker under the Amended and Restated Power Purchase Agreement, dated as of September 1, 2015 between Lessee and [***] (as the same may be amended, amended and restated, modified or supplemented from time to time, the “Power Purchase Agreement”), or otherwise with respect to any Project Document, (iv) any payment of Termination Value, and (v) upon any exercise of the Purchase Option, but excluding for purposes of this Section 10 any and all taxes, charges and fees (including any interest, additions to tax and penalties) (A) on or measured by the net income of Lessor, but excluding taxes that are in the nature of sales, use, property (real or personal and tangible or intangible), value added or other transfer taxes, (B) resulting from Lessor’s negligence, or (C) resulting from or arising out of any failure on the part of Lessor to file any tax returns or pay any taxes owing on a timely basis or any errors or omissions on Lessor’s tax returns unless the Lessee is responsible under this Agreement for filing the returns, Lessee has not provided information requested by Lessor that is necessary to file such tax returns or Lessor’s failure to file any tax returns or any errors or omissions on such tax returns is attributable to Lessee’s fraud, negligence or misrepresentation.  Lessee shall file, in a timely manner and in the name of the Lessor as owner, any personal property tax returns relating to the Equipment that are required to be filed covering periods during the Lease Term, pay the amounts shown on the returns and provide

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copies of such returns and proof of payment to the Lessor.  Failure of Lessee to pay promptly amounts due hereunder shall be treated the same as failure to pay any installment of Rent pursuant to Section 3.  If Lessee is requested by Lessor to file any other returns or remit payments directly to any governmental body or agency, Lessee shall timely file such returns and remit such payments and shall provide proof of said timely filing or payment to Lessor

11.          RENT PREPAYMENT.  As a condition precedent to entering into each Lease, Lessee shall have caused to be paid to Lessor, as a prepayment of Rent for the Equipment to be leased under such Lease, the sum of twenty (20)% of the Purchase Price or such other amount as provided in the Schedule.

12.          LOSS OF OR DAMAGE TO EQUIPMENT.  Lessee hereby assumes and shall bear the risk of loss for destruction of or damage to the Equipment from any and every cause whatsoever, whether or not insured, until the Equipment is returned to Lessor.  No such loss or damage shall impair any obligation of Lessee under this Agreement, which shall continue in full force and effect.  In event of damage to or theft, loss or destruction of the Equipment (or any item thereof), Lessee shall promptly notify Lessor in writing of such fact and of all details with respect thereto, and shall, within thirty days of such event, at Lessee’s option, (a) at Lessee’s expense, place the same in good repair, condition and working order, (b) at Lessee’s expense, dispose of any Equipment in accordance with Applicable Law, replace such Equipment (or any item thereof) with equipment of equivalent or superior manufacture, make, model and features, unless this option is expressly prohibited in the Lease related to such Equipment, in good repair, condition and working order and with at least the value, expected end-of-term residual value, function and remaining useful life as the Equipment being replaced, assuming such Equipment being replaced had been maintained in accordance with the provisions of the Lease, and Lessee shall transfer clear title to such replacement property to Lessor whereupon such property shall be subject to the Lease and the applicable other Lease Documents and be deemed Equipment for purposes hereof and thereof, or (c) pay Lessor an amount equal to the sum of (i) all Rent accrued but unpaid to the date of such payment, plus (ii) the “Termination Value” of the Equipment as set forth in the applicable Lease (the “Termination Value”), whereupon such Lease shall terminate, subject to Section 22, solely with respect to the Equipment (or any item thereof) for which such payment is received by Lessor.  Any insurance proceeds received with respect to the Equipment (or any item thereof) shall be applied, in the event option (c) is elected, in reduction of the then unpaid obligations, including the Termination Value, of Lessee to Lessor, if not already paid by Lessee, or, if already paid by Lessee, to reimburse Lessee for such payment, or, in the event option (a) or (b) is elected, to reimburse Lessee for the costs of repairing, restoring or replacing the Equipment (or any item thereof) upon receipt by Lessor of evidence, satisfactory to Lessor, that such repair, restoration or replacement has been completed, and an invoice has been provided therefor.

13.          INSURANCE.  (a) Lessee shall keep the Equipment insured against theft and all risks of loss or damage, subject to policy limitations or exclusions reasonably acceptable to Lessor, from every cause whatsoever for an amount equal to the higher of the replacement value of the Equipment and the Termination Value of the Equipment and shall carry general liability insurance, both for personal injury and property damage, and Lessee shall be liable for all deductible portions of all required insurance.  All such insurance shall be maintained with insurance companies rated

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A-X or better by Best’s Insurance Guide and Key Ratings (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if Best’s Insurance Guide and Key Ratings shall no longer be published) or with other insurance companies of recognized responsibility satisfactory to Lessor.  All insurance for theft, loss or damage shall provide that losses, if any, shall be payable to Lessor, and all such liability insurance shall name Lessor (or Lessor’s assignee as appropriate) as additional insured and shall be endorsed to state that it shall be primary insurance as to Lessor. Lessee shall pay the premiums therefor and deliver to Lessor a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect; provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policies or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof.  Each insurer shall agree by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that it will give Lessor at least ten (10) days’ prior written notice of cancellation of the policy for nonpayment of premiums and at least thirty (30) days’ prior written notice for alteration or cancellation due to any other reason or for non-renewal of the policy.  The proceeds of such insurance payable as a result of loss of or damage to the Equipment shall be applied as set forth in Section 12.

(b)           If Lessee fails to obtain insurance or provide evidence thereof to Lessor, Lessee agrees that Lessor may, but shall not be obligated to, obtain such insurance on Lessee’s behalf and charge Lessee for all costs and expenses associated therewith.  Without limiting the forgoing, Lessee specifically agrees that if Lessor obtains insurance on Lessee’s behalf, Lessee will be required to pay a monthly insurance charge.  The insurance charge will include reimbursement for premiums advanced to the insurer, finance charges (which will typically be at a rate higher than the rate used to determine the Rent), billing and tracking fees, administrative expenses and other related fees.  Lessor shall receive a portion of the insurance charges, which may include a profit from such finance charges, billing, tracking, administrative and other charges.

Except as provided in the immediately preceding paragraph, any other insurance obtained by or available to Lessor shall be secondary insurance, and Lessor shall be solely liable for all costs associated therewith.

14.          END OF LEASE TERM OPTIONS.  Not later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term (as defined below) of a Lease, Lessee shall notify the Lessor in writing whether it intends at the expiration of such term to (a) renew the Lease in accordance with Section 15 of this Agreement (the “Renewal Option”), (b) purchase the Equipment in accordance with Section 16 of this Agreement (the “Purchase Option”), or (c) return the Equipment to Lessor (the “Return Option”); provided that Lessee may only exercise the Renewal Option or the Purchase Option so long as no Default under this Agreement has occurred and is then continuing.  If Lessee does not provide this notice at the end of the Initial Term or any Renewal Term, then the Initial Term or Renewal Term (as applicable) shall be automatically extended on a month-to-month basis at the monthly rental rate equal to the final Rent payment due immediately prior to the end of such Initial Term or Renewal Term and such month-to-month renewal term (the “Month-to-Month Renewal Term”) shall be terminable by Lessee or Lessor by giving the other party not less than ninety (90) days prior written notice (the “Month-to-Month

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Renewal Term Termination Notice”).  If such Month-to-Month Renewal Term Termination Notice is given by either party, the Lessee shall be deemed to have elected the Return Option at the end of such Month-to-Month Renewal Term.  If the Equipment is not then in good repair, condition and working order, ordinary wear and tear excepted, or has not been maintained in accordance with Section 6 hereof, Lessee shall promptly reimburse Lessor for all reasonable costs incurred to restore the Equipment to such condition.  If, at the end of the Lease Term, Lessee has elected the Return Option and any Project Document with respect to the relevant Equipment is no longer in full force and effect, then Lessee shall, within sixty (60) days of the end of the Lease Term, at Lessee’s expense, (i) reimburse Lessor for the costs to restore the Equipment as provided above and (ii) remove all of the Equipment from the relevant Site, repair any damage to the relevant location caused by such removal so the Site is restored to its original condition at the time the Equipment was installed, pack the Equipment into appropriate shipping containers, insure the shipment for the fair market value of the Equipment at such time, and cause the Equipment to be delivered to such location within the United States as Lessor may specify. If, at the end of the Lease Term, Lessee has elected the Return Option and any Project Document with respect to the relevant Equipment is in full force and effect, then Lessee shall assign such Project Document to Lessor or Lessor’s designee.

15.          LEASE RENEWAL.  (a) If Lessee elects, or is deemed to elect, the Renewal Option for a Lease, then such Lease (with respect to all, but not less than all, of the Equipment under such Lease) shall be extended for a term of not less than twelve (12) months and not more than the lesser of (i) the renewal term of the applicable Project Document and (ii) seventy-two (72) months, or such other term or terms as Lessor may approve in its sole discretion (each such term, a “Renewal Term”), commencing on the day following the last day of the Initial Term or the prior Renewal Term, as applicable.  Rent payable during any Renewal Term shall be the Fair Market Rental Value for the Equipment as determined below.  The commencement of any Renewal Term is conditioned upon the counterparty to any Project Document renewing the terms of such Project Document and upon mutually agreeable Lease terms between Lessor and Lessee.

(b)           The Fair Market Rental Value (as defined below) of the Equipment, as of the commencement of any Renewal Term, shall be determined by agreement of Lessor and Lessee within sixty (60) days after receipt by Lessor of the irrevocable notice from the Lessee of its election to renew the Lease, or, if they shall fail to agree within such sixty (60) day period, shall be determined by a qualified appraiser appointed by Lessor and Lessee or, if they cannot agree on an appraiser, then by a panel of three (3) appraisers with one each chosen by Lessor and Lessee and the third appraiser appointed by the first two appraisers (the “Appraisal Procedure”), with the fair market rental value as determined by the third appraiser to be binding and conclusive on the Parties as the “Fair Market Rental Value” for purposes of the Lease.  The Rent payable during the Renewal Term shall be equal to the average of the Rent payable during the twelve (12) month period immediately preceding the Renewal Term until the Fair Market Rental Value is determined, at which time the prior Rent payments shall be adjusted to take into account such determination.

(c)           The amounts that are payable during any Renewal Term as Termination Value shall be determined on the basis of the fair market sales value of the Equipment as of the commencement

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of such Renewal Term and shall be set forth in a schedule to be mutually agreed by Lessor and Lessee prior to the commencement of such Renewal Term.  If Lessor and Lessee cannot agree on the fair market sales value, such amount shall be determined by the Appraisal Procedure, and the fees and expenses of the appraiser or panel of appraisers shall be shared equally by Lessor and Lessee.

16.          PURCHASE OPTION.  (a) If Lessee elects the Purchase Option in accordance with Section 14 of this Agreement with respect to a Lease, Lessee shall purchase all but not less than all of the Equipment described in such Lease from Lessor for an amount equal to the then fair market value of the Equipment as agreed by Lessee and Lessor, or if they shall fail to agree, as determined by the Appraisal Procedure (such amount, the “Lessee Purchase Option Amount”).  The Purchase Option shall be consummated as of the close of business on the closing date set forth in Lessee’s notice or on such other date the Parties may otherwise agree (the “Lessee Purchase Date”).

(b)           If Lessee elects to exercise the Purchase Option, then on the Lessee Purchase Date, Lessee shall pay to Lessor (i) the Lessee Purchase Option Amount and all sales, use, value added and other taxes required to be indemnified by the Lessee pursuant to Section 10 plus (ii) any unpaid Rent and any other outstanding amount due under this Agreement and the applicable Lease on or before such date.

(c)           Upon payment of all sums specified in this Section 16, the applicable Lease shall terminate and, at the request of Lessee, Lessor shall transfer its rights in the Equipment to the Lessee on an “as is,” “where is” basis without representation or warranty.

17.          LESSEE INDEMNITY.  Lessee assumes liability for and shall indemnify, save, and hold harmless Lessor and Lessor’s officers, directors, employees, agents and assignees from and against any and all third party claims, actions, suits or proceedings of any kind and nature whatsoever, including all damages, liabilities, penalties, costs, expenses and reasonable consultant and legal fees (hereinafter “Claim(s)”) based on, arising out of, connected with or resulting from the Equipment, Lessee’s obligations under this Agreement, or Lessee’s possession, use or operation of the Equipment including, without limitation, Claims relating to ownership, use, possession or disposal of the Equipment, Claims arising in contract or tort (including negligence, strict liability or otherwise), Claims arising out of latent defects of the Equipment (regardless of whether the same are discoverable by Lessor or Lessee), Claims arising out of or relating to the violation of applicable law, including environmental law, or the existence or release of hazardous materials at the site where the Equipment is located, or Claims arising out of any trademark, patent or copyright infringement, but excluding (a) any Claims that accrue in respect of circumstances that occur after Lessor has taken possession of the Equipment after termination of this Agreement, provided that such Claims do not relate to Lessee’s use, possession or operation of the Equipment, (b) any Claims that result from the gross negligence or willful misconduct of Lessor, and (c) Claims for Taxes (it being agreed that Lessee’s indemnification obligations with respect to Taxes are set forth in Sections 10 and 18).  If any Claim is made against Lessee or Lessor, the Party receiving notice of such Claim shall promptly notify the other, but the failure of such person

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receiving notice to notify the other shall not relieve Lessee of any obligation hereunder. If so provided in the applicable Schedule, the aggregate liability of the Lessee pursuant to this Section 17, Section 10 and Section 18 with respect to the related Lease, shall be capped at the amount set forth in such Schedule.

18.          TAX INDEMNITY.

(a)       Lessee acknowledges that the Rent in each Lease has been calculated on the assumption that the Lessor will be the owner of the Equipment for federal, state and local income tax purposes on the date it acquires the Equipment pursuant to the Master Purchase Agreement, that  it will remain the sole owner after entering into the applicable Lease and that, for federal, state and local income tax purposes, it will be able to (i) claim an investment tax credit (for federal income tax purposes) under section 48(a)(3)(iv) of the Code for 30% of its purchase price for the Equipment on the Lease commencement date, (ii) depreciate 85% of its purchase price (100% for state and local income tax purposes) for the Equipment over five (5) years using the 200% declining-balance method and the half-year convention beginning on the Lease Commencement, (iii) deduct interest on any section 467 loan as the interest accrues according to the Rent schedule in the Lease and (iv) amortize transaction expenses incurred in connection with each Lease over the applicable Lease Term. The foregoing investment tax credit, depreciation deductions, amortization deductions and interest deductions are referred to herein as the “Tax Benefits.” Lessee acknowledges further that the Rent in each Lease has been calculated on the assumption that Lessor will have to report the Rent as income in the periods and amounts shown on the Rent schedule to such Lease.

(b)       Lessee represents, warrants and covenants to Lessor the following: (i) all of the Equipment was originally placed in service by the Lessee on a date that is no more than three (3) months before the closing on the purchase of the Equipment by the Lessor and lease back of such Equipment under this Agreement to the Lessee (the “Original Placed-in-Service Date”), (ii) during the period beginning on the Original Placed-in-Service Date and ending on the date of the purchase of the Equipment by the Lessor and lease back of such Equipment under this Agreement to the Lessee, no person or entity other than the Lessee has had any ownership interest in the Equipment or any part thereof, (iii) all of the Equipment was new when it was originally placed in service by the Lessee, (iv) all of the Equipment will be considered “qualified fuel cell property” within the meaning of Section 48(c)(1) of the Code and 100% of the applicable purchase price for the Equipment will qualify for a 30% investment tax credit under section 48(a)(3)(iv) in the hands of the Lessor, (v) all of the Equipment qualifies as “5-year property” within the meaning of Section 168(e)(3)(B)(vi)(I) of the Code, (vi) the Lessor will have a tax basis for purposes of calculating the investment tax credit equal to its purchase price for the Equipment, for state and local income tax depreciation purposes equal to the Equipment’s purchase price, and for federal income tax depreciation purposes equal to 85% of the Equipment’s purchase price, which takes into account a reduction in basis equal to 50% of the 30% investment tax credit amount, (vii) the Equipment will not be considered “tax-exempt use property” within the meaning of section 168(h) of the Code during the Initial Term or any Renewal Term other than solely due to the fact that the Lessor (or

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any member of the Lessor) is or becomes a tax-exempt entity within the meaning of section 168(h)(2) of the Code, (viii) the Equipment will not be considered used by a tax-exempt entity within the meaning of section 50(b)(3) of the Code or governmental unit or foreign person or entity within the meaning of section 50(b)(4) of the Code during the Initial Term or any Renewal Term (in each case, other than as a result of the status of the Lessor or any member of the Lessor), (ix) as of the applicable Lease commencement date, no portion of the Equipment is, and at no time during the Initial Term or any Renewal Term will any portion of the Equipment become, tax-exempt bond financed property within the meaning of Section 168(g)(5) of the Code or financed with “subsidized energy financing” within the meaning of Section 48(a)(4) of the Code, other than as a result of the status of the Lessor or any member of the Lessor or actions taken by the Lessor, (x) the Equipment will be used solely in the United States, (xi) the Equipment will not be subject to the alternative depreciation system under section 168(g) of the Code (assuming no election by Lessor under section 168(g)(1)(E) of the Code), (xii) the Power Purchase Agreement will be treated as a service contract under Section 7701(e) of the Code and not as a lease for income tax purposes, (xiii) the Lessee has not claimed and will not claim, or cause to be claimed, an investment tax credit under section 48(a)(3)(iv) of the Code, other federal tax credit or a cash grant under Section 1603 of the American Recovery and Reinvestment Act of 2009, as amended, or any depreciation deductions under Section 168 of the Code, in each case with respect to the Equipment or any portion thereof (xiv) on the Lease commencement date applicable to the Equipment, the Equipment will not require any improvements, modifications or additions (other than ancillary items of a kind customarily selected and furnished by lessees of property of the same kind as the Equipment) in order for the Equipment to be rendered complete for its intended use by the Lessee, (xv) the Lessee will not take a position for U.S. federal or state income tax purposes that it is the owner of any portion of the Equipment during the Initial Term or any Renewal Term or that is inconsistent with any of the tax assumptions set forth in this Section 18, (xvi) at no time during the period beginning on the applicable Lease commencement date and ending on the fifth anniversary of such date (the “Recapture Period”) will the Equipment or any portion thereof be disposed of or otherwise cease to be (in each case within the meaning of section 50 of the Code) “qualified fuel cell property” within the meaning of Section 48(c)(1) of the Code, other than as a result of the status of the Lessor or any member of the Lessor or actions taken by the Lessor, (xvii) none of the property comprising any part of the Equipment is or will be “limited use property” within the meaning of Rev. Proc. 2001-28, 2001-19 I.R.B. 1156 or Rev. Proc. 2001-29, 2001-19 I.R.B. 1160 or any successors thereto, “public utility property” within the meaning of section 168(f)(2) of the Code or “imported property” within the meaning of section 168(g)(6) of the Code, and (xviii) all written information provided by or on behalf of the Lessee to the Appraiser (as defined in the Master Purchase Agreement) was accurate and complete in all material respects and remains accurate and complete on the applicable Lease commencement date.

(c)       Lessee covenants that it has not, and will not at any time from such delivery through the term of this Agreement, take any action or omit to take any action (whether or not the same is permitted or required hereunder) that is inconsistent with the tax assumptions at the start of this section, that could contribute to loss by Lessor of all or any part of the Tax Benefits or that could require the Lessor to report Rent as income ahead of the periods to which the Rent is allocated in

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the applicable Rent schedule.  Lessee covenants that it will include in income interest on any section 467 loan as it accrues in accordance with the applicable Lease schedule. Lessee covenants that it will provide Lessor promptly upon request any information that Lessor requires in connection with claiming any Tax Benefits and responding to questions from the Internal Revenue Service.

(d)       If as a result of any act, omission, breach of warranty or covenant or misrepresentation by Lessee, the Tax Benefits are lost, disallowed, eliminated, reduced, delayed, recaptured, compromised or are otherwise unavailable to Lessor (any of the foregoing being a “Loss”) or the Lessor is required to report Rent as income ahead of the periods to which the Rent is allocated in the applicable Rent schedule (an “Inclusion”), then Lessee will pay the Lessor promptly on demand an amount that will compensate the Lessor fully for the Loss or Inclusion (including any interest, penalties or additions to tax) on an after-tax basis. For this purpose, “after-tax basis” means an amount determined by dividing the amount of the Loss or Inclusion by one minus the maximum composite federal, state and local corporate income tax rates in effect at time of payment. Upon payment of the full indemnity amount by Lessee, the act, omission, breach of warranty or covenant or misrepresentation of Lessee that caused a Loss will not be deemed a Default hereunder. If requested by Lessee, Lessor agrees to attempt in good faith to challenge any assertion by the Internal Revenue Service that will lead to a Loss; provided, however, Lessee has first paid to Lessor the amount of such Loss and agreed in writing to indemnify Lessor for all reasonable expenses (including attorneys’ fees), liabilities or losses that Lessor may incur in the contest. Lessor will have the sole discretion to determine whether or not to undertake judicial or administrative proceedings beyond the level of an Internal Revenue Service auditing agent and to select counsel to handle the contest; provided that if the claim must be paid before the matter can be heard in court, Lessee will advance the funds necessary to do so on an interest-free basis. For purposes of this Section 18, the term “Lessor” shall include the entity or entities, if any, with which Lessor files a consolidated income tax return.

19.          DEFAULT AND REMEDIES.  (a) Lessee shall be in default under this Agreement and each Lease if: (i) Lessee fails to pay Rent or any other payment due and owing under any Lease, including an tax indemnity set forth in Section 18, within five (5) days of the due date thereof; (ii) any representation or warranty made by Lessee herein or in any document delivered to Lessor in connection herewith shall prove to be false or misleading and the false or misleading nature of such representation or warranty is not corrected within thirty (30) days following receipt of written notice thereof from Lessor; (iii) a breach of the covenant set forth in Section 18(b), Section 26(c) or Section 36 shall have occurred; (iv) a Lease fails to be considered a “true lease” for federal income tax purposes as a result of any act, omission, breach of warranty or covenant or misrepresentation by Lessee; (v) Lessee becomes insolvent, dissolves, or assigns its assets for the benefit of creditors, or enters any bankruptcy or reorganization proceeding; (vi) (A) any Project Document or Pledged Equipment Product Document (as defined in Section 35) has been terminated without the prior written approval of Lessor or (B) any default has occurred and is continuing under any provision of a Project Document or a Pledged Equipment Product Document and any cure period provided thereunder has terminated without such default having been cured; (vii) Lessee fails to observe, keep or perform any other term or condition of this

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Agreement or any other Lease Document and such failure continues for thirty (30) days following receipt of written notice from Lessor; (viii) Lessee undergoes a change in ownership or control of any type without the prior written approval of Lessor; (ix) Lessor fails to have a valid and perfected security interest in and security title to the Pledged Equipment Collateral, free and clear of any Liens other than Permitted Liens, and/or (x) any default has occurred and is continuing under any master lease agreement or lease entered into in connection therewith that currently or may hereinafter exist between Lessor and any affiliate of Lessee (each of (i) through (x), a “Default”).

(b)           If a Default shall have occurred and be continuing, Lessor shall have the right to take any one or more of the following actions:  (i) cancel or terminate each Lease or any of them and repossess the Equipment subject to such Lease; (ii) proceed by appropriate court action or actions at law or in equity to enforce performance by Lessee of the terms and conditions of each Lease and/or recover damages for the breach thereof; (iii) accelerate all of the amounts due under each Lease or any of them by requiring Lessee to pay Lessor an amount equal to the sum of (A) all Rent and any other amounts accrued to the date of such payment, plus (B) the Termination Value; (iv) take any other action as provided for in the Assignment Agreement and Section 35 of this Agreement; (v) apply amounts on deposit from Lessee against the obligations of Lessee to Lessor under each Lease (including the obligation to pay the amount described in clause (iii) above); and/or (vi) exercise any other right or remedy available at law or in equity.

(c)           Upon payment in full to Lessor of the amounts set forth in Section 19(b)(iii), from the Lessee and/or as a result of the application of amounts on deposit from the Lessee, the Lease shall terminate (except as set forth in Section 22) solely with respect to the Equipment (or any item thereof) for which such payment is received by Lessor.

20.          REPORTS.  (a) Within sixty (60) days after the end of each quarterly period during the Lease Term, Lessee shall deliver to Lessor unaudited quarterly financial statements for the Lessee as of the end of such quarterly period, prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), it being understood that this Section 20(a) shall be deemed satisfied if such quarterly financial statements are timely filed by Lessee with the Securities and Exchange Commission in compliance with applicable law.

(b)           Within one hundred twenty (120) days after the end of each calendar year during the Lease Term, Lessee shall deliver to Lessor audited annual financial statements for the Lessee, the counterparty to each Project Document as of the end of such calendar year, prepared in accordance with GAAP; provided that if audited annual financial statements are not prepared for Lessee in the ordinary course for any year then unaudited annual financial statements for Lessee for such year may be provided if they are certified by the chief financial officer of Lessee  as prepared in accordance with GAAP, it being understood that this Section 20(b) shall be deemed satisfied if such annual financial statements are timely filed by Lessee with the Securities and Exchange Commission in compliance with applicable law.

(c)           Promptly, but in any event within ten (10) business days after receipt thereof, a copy of each periodic report received by the Lessee during the Lease Term from each maintenance

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provider for the Equipment and each periodic report or other notice sent to or received by a counterparty to a Project Document.

(d)           Promptly upon, but no later than ten (10) business days after, Lessor’s request from time to time, such data, certificates, reports, statements, documents and further information regarding the business, assets, liabilities, financial condition, or results of operations of the Lessee as the Lessor may reasonably request.

21.          FURTHER ASSURANCES.  Lessee agrees (a) at the written request of Lessor, to execute and deliver to Lessor any Uniform Commercial Code financing statements, fixture filings or other instruments Lessor deems necessary for expedient filing, recording or perfecting the interest and title of Lessor in this Agreement, any Lease and the Equipment, (b) that a copy of this Agreement and any Lease may be filed in accordance with clause (a), provided the economic terms not necessary for filing shall have been deleted therefrom, (c) that all costs incurred in connection with any actions taken in accordance with clause (a), including, without limitation, costs for filing fees and taxes, shall be paid by Lessee, and (d) to promptly, at Lessee’s expense, deliver such other reasonable documents and assurances, and take such further action as Lessor may reasonably request in writing, in order to effectively carry out the intent and purpose of this Agreement and each Lease.

22.          SURVIVAL.  Lessee’s covenants, representations, warranties and indemnities contained in Sections 8, 10, 14, 17, 18, 19(b) and 26 hereof are made for the benefit of Lessor and shall survive, remain in full force and effect and be enforceable after the expiration or termination of this Agreement for any reason.  Each other provision set forth in the Lease Documents that, by its terms, survives termination of this Agreement shall also survive, remain in full force and effect and be enforceable after the expiration or termination of this Agreement for any reason.

23.          INSPECTION.  During the Lease Term and subject to any applicable Project Document, Lessor may, during normal business hours, on reasonable prior written notice to Lessee, inspect the Equipment and the records with respect to the operations and maintenance thereof, in Lessee’s custody or to which Lessee has access.  Lessee may be present at such inspection.  Any such inspection will not unreasonably disturb or interfere with the normal operation or maintenance of the Equipment or the conduct by Lessee of its business and will be in accordance with Lessee’s health, safety and insurance programs.  In no event shall Lessor have any duty or obligation to make any such inspection and Lessor shall not incur any liability or obligation by reason of not making any such inspection.

24.          ACCEPTANCE OF EQUIPMENT: NON CANCELABLE.  Lessee’s acceptance of the Equipment shall be conclusively and irrevocably evidenced by Lessee signing the Certificate of Acceptance in the form attached hereto and upon acceptance, each Lease shall be noncancelable for the Initial Term thereof unless otherwise provided in such Lease.

25.          ASSIGNMENT; STATUS OF LESSEE.  (a) Lessee acknowledges and agrees that Lessor may, at any time, without prior notice to or consent of Lessee, assign its rights and obligations under this Agreement in whole or in part and/or mortgage, or pledge or sell the

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Equipment subject to Lessee’s rights under this Agreement.  Such assignee or mortgagee may re-assign this Agreement and/or mortgage without notice to Lessee.  To the extent so assigned or transferred, any such assignee, buyer, transferee, grantee or mortgagee shall have and be entitled to exercise any and all rights and powers of, and shall perform all obligations of, Lessor under this Agreement. If any such Lessor assignment is a partial assignment of this Agreement by Generate Capital, Inc. (for purposes of this Section 25, “Generate”), (i) so long as no Default shall have occurred, Generate shall maintain its administrative role under this Agreement with Lessee and shall act as an intermediary between Lessee and any Generate partial assignee, and (ii) unless Lessee receives notice from Generate or Generate’s assignee to the contrary, Lessee’s satisfaction of its obligations under the Lease Documents to Generate shall be deemed to satisfy such obligations to all Lessors.

(b)           Without limiting the foregoing, Lessee further acknowledges and agrees that upon written notice of an assignment from Lessor, Lessee will pay all Rent and any and all other amounts payable by Lessee under any Lease to such assignee or mortgagee or as instructed by Lessor, notwithstanding any defense or claim of whatever nature, whether by reason of breach of such Lease or otherwise which it may now or hereafter have as against Lessor (Lessee reserving its right to make claims directly against Lessor).  Lessee agrees to confirm in writing receipt of notice of assignment as may be reasonably requested by assignee or mortgagee.

(c)           Except as otherwise set forth in this Agreement and any Lease and except for the lease or any other right to use the Equipment granted under a Project Document, Lessee shall not assign, sublet, hypothecate, sell, transfer or part with possession of the Equipment or any interest in this Agreement or any Lease, and any attempt to do so shall be null and void and shall constitute a Default hereunder.

(d)           Lessee shall not allow a Blocked Person (as defined below) or Blocked Persons to have a fifty percent (50%) or greater ownership interest in or control of Lessee. “Blocked Person” means any person or  entity that is now or at any time (i) on a list of Specially Designated Nationals issued by the Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury or any sectoral sanctions identification list; or (ii) whose property or interests in property are blocked by OFAC or who is subject to sanctions imposed by law, including any executive order or any branch or department of the United States government; or (c) otherwise designated by the United States or any regulator having jurisdiction or regulatory oversight over Lessor, to be a person to whom Lessor is not permitted to extend credit or with regard to whom a debtor relationship may result in penalties against Lessor or limitations on a secured party’s ability to enforce a transaction.

26.          REPRESENTATIONS, WARRANTIES AND COVENANTS.  (a) Lessee represents and warrants to Lessor that: (i) the execution and delivery by Lessee of this Agreement, any Lease and any Certificate of Acceptance are duly authorized on the part of Lessee and constitute valid obligations binding upon, and enforceable against, Lessee; (ii) neither the execution and delivery of this Agreement, any Lease or any Certificate of Acceptance, nor the due performance thereof by Lessee, including the commitment to pay (and payment of) Rent, will

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result in any breach of, or constitute a default under, or violation of, Lessee’s constitutive documents, or any material agreement to which Lessee is a party or by which Lessee is bound that relates to the subject matter hereof; (iii) Lessee is duly incorporated, validly existing and in good standing in its state of incorporation and in any jurisdiction where the Equipment is located; and (iv) no material approval, consent or withholding of objection is required from any governmental authority or entity with respect to the entering into, or performance of this Agreement, any Lease or any Certificate of Acceptance by Lessee.

(b)           Lessee has provided to Lessor true and correct copies of its constitutive documents, authorizing resolutions for the transactions contemplated hereby, and a certificate of incumbency, each certified by a duly appointed officer of Lessee.

(c)           Lessee shall not amend, modify, supplement, assign, transfer or terminate any Project Document, renew (or request renewal of) the term of any Project Document, or enter into any agreement with respect to any Equipment after the date of the applicable Lease, in each case, without the prior written consent of Lessor.

(d)           Lessee will use its commercially reasonable efforts to enforce its rights under each Project Document and shall take or omit to take any action thereunder as directed by Lessor from time to time.

27.          NOTICES.  Any notice required or given hereunder shall be deemed properly given when provided in writing (a) three (3) business days after mailed first class, overnight, or certified mail, return receipt requested, postage prepaid, addressed to the designated recipient at its address set forth below or such other address as such Party may advise by notice given in accordance with this provision or (b) upon receipt by the Party to whom addressed in writing by personal delivery, commercial courier service, fax or other means which provides a permanent record of the delivery of such notice.  Notices shall be delivered to the Parties at the following addresses:

If to Lessee:

Plug Power Inc.
968 Albany Shaker Road
Latham, NY 12110
Attn: Paul Middleton
Telephone: (518) 738-0281
Facsimile: (518) 782-7884
Email:  Paul_Middleton@plugpower.com

If to Lessor:

Generate Capital, Inc.
555 De Haro Street
San Francisco, CA 94107

Attn:  Matan Friedman
Email:  matan@generatecapital.com

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28.          DOCUMENTATION.  Except for the payment of Rent set forth in the applicable Leases, for which invoices are provided as an accommodation to Lessee and not as a condition precedent to payment, Lessor shall use its best efforts to provide Lessee with reasonable documentation, including, statements, tax bills and/or invoices, evidencing payment obligations or reimbursement due to Lessor pursuant to the terms of this Agreement.

29.          ANTI-MONEY LAUNDERING; INTERNATIONAL TRADE LAW COMPLIANCE.  Lessee represents and warrants to Lessor, as of the date of this Agreement,  the date of each advance of proceeds pursuant to this Agreement, the date of any renewal, extension or modification of this Agreement or any Lease, and at all times until this Agreement and each Lease has been terminated and all amounts thereunder have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the proceeds of any Lease will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay any Lease are not derived from any unlawful activity; and (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws.  Lessee covenants and agrees that it shall immediately notify Lessor in writing upon the occurrence of a Reportable Compliance Event.

As used herein: “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means Lessee, its affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of Lessee acting in any capacity in connection with this Agreement or any Lease; “Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; “Sanctioned Country” means a country subject to a

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sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

30.          USA PATRIOT ACT NOTICE.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each lessee that opens an account.  What this means: when Lessee opens an account, Lessor will ask for the business name, business address, taxpayer identifying number and other information that will allow Lessor to identify Lessee, such as organizational documents. For some businesses and organizations, Lessor may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

31.          GOVERNING LAW.  This Agreement and each Lease are entered into, under and shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to conflict of laws principles.  Each Party consents to the exclusive jurisdiction of any state or federal court in the State of New York over any action or proceeding brought in connection with this Agreement.  LESSEE AND LESSOR EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSOR AND/OR LESSEE MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT.

32.          FINANCE LEASE STATUS.  Lessee agrees that if Article 2A-Leases of the Uniform Commercial Code of the State of New York (the “Uniform Commercial Code” or “UCC”) applies to this Agreement and any Lease, this Agreement and each such Lease shall be considered a “Finance Lease” as that term is defined in Article 2A.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY SECTIONS 508-522 OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE.

33.          BUSINESS DAY.  For all purposes hereof, the term “business day” means any day which is not a Saturday, Sunday or other day on which banks are required to close for business in the State of New York.

34.          SPV LESSEE.  Lessee shall use commercially reasonable efforts to cause the Power Purchase Agreement to be amended to expressly permit an assignment thereof by Lessee and, if so amended, Lessee shall, promptly following a request by Lessor, assign all of its right, title and interest in and to each Lease, each other Lease Document and each Project Document to a special purpose bankruptcy remote Delaware limited liability company that is wholly owned by Lessee (such limited liability company, a “SPV Lessee”) and the SPV Lessee shall assume all of the obligations of Lessee under each Lease, each other Lease Document and each Project Document.  In connection with such assignment and assumption, (i) Lessee shall pledge to Lessor,

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pursuant to a pledge agreement in form and substance satisfactory to Lessor all of its membership interests in the SPV Lessee, (ii) SPV Lessee shall execute and deliver a security agreement in form and substance acceptable to Lessor pursuant to which SPV Lessee collateral assigns all of its assets to Lessor as security for the obligations of SPV Lessee under each Lease and each other Lease Document, (iii) executed and deliver a guaranty in favor of Lessor guarantying all of the SPV Lessee’s obligations under each Lease and each other Lease Document, such guaranty to be in form and substance satisfactory to Lessor, (iv) enter into an Operations and Maintenance Agreement with the SPV Lessee in form and substance satisfactory to Lessor providing for the operation and maintenance of the Equipment by Lessee on behalf of the SPV Lessee in compliance with the terms of each Lease and each Project Document, (v) obtain all consents and approvals from each counterparty to each Project Document that are required or desirable in connection with such assignment to the SPV Lessee, (vi) obtain all governmental, administrative and regulatory consents and approvals that are required or desirable in connection with such assignment to the SPV Lessee, and (vi) cause the limited liability company agreement or operating agreement of the SPV Lessee to include such bankruptcy remote and separateness provisions as Lessor may require to establish the SPV Lessee as a bankruptcy remote entity separate from Lessee.

35.          PLEDGED EQUIPMENT. (a) As collateral security for the payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of Lessee’s obligations under this Agreement and under each Lease (the “Obligations”), Lessee hereby assigns, pledges and grants to Lessor, a security interest in, and continuing lien on all of Lessee’s right, title and interest (if any) in, to and under the following, in each case whether tangible or intangible, wherever located, and whether now owned by Lessee or hereafter acquired and whether now existing or hereafter coming into existence (the “Pledged Equipment Collateral”): (i) that certain fuel cell equipment owned or to be owned by Lessee and located or to be located at the [***] and more particularly described on Exhibit B hereto (the “[***] Equipment”), (ii) that certain fuel cell equipment owned or to be owned by Lessee and located or to be located at the [***] and more particularly described on Exhibit C hereto (the “[***] Equipment” and, together with the [***] Equipment, the “Pledged Equipment”), (iii) all agreements, existing or hereafter entered into by Lessee relating to the construction, installation, operation, maintenance or use of the Pledged Equipment, including without limitation, all instruments and documents executed and delivered with respect to such agreements, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and this Lease (such agreements as so amended, supplemented or modified, being the “Pledged Equipment Project Documents”), including, without limitation, all rights of Lessee to receive moneys due and to become due under or pursuant to the Project Documents, including, without limitation, the operations and maintenance agreements related to the Pledged Equipment, any power purchase agreement relating to the Pledged Equipment, and all warranties covering the Pledged Equipment, (iii) all General Intangibles, Accounts, Instruments, Chattel Paper and Commercial Tort Claims arising out of the use of the Pledged Equipment or the sale of energy derived thereby, and (iv) all Proceeds of the foregoing.  Lessee shall provide Lessor with acknowledgements from the counterparties to the Pledged Equipment Project Documents that acknowledge and consent to the collateral assignment of such contracts and Lessor’s rights to such contracts. Lessee shall deliver to each counterparty

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to any Pledged Equipment Project Document pursuant to which the Lessee is entitled to receive any payments for the use or operation of the Pledged Equipment or for the energy generated thereby an irrevocable payment instruction directing such counterparty to make all payments required to be made by such counterparty pursuant to such Pledged Equipment Project Document to the account of the Lessor specified in the a Schedule identified by Lessor (or such other account as Lessor shall notify to Lessee in writing).

(b)           Capitalized terms used in this Section 35 and not otherwise defined in this Agreement shall have the meanings set forth in the Uniform Commercial Code as from time to time in effect in the State of New York, or in any other applicable or specified jurisdiction (the “UCC”).

(c)           The Lessee shall use, operate, maintain, repair, replace and insure the Pledged Equipment in compliance with Section 6, Section 8, Section 12, Section 13 and Section 20(c) of this Agreement, to the same extent as if the Pledged Equipment was “Equipment” leased pursuant to a Lease hereunder except that (i) the location of the Pledged Equipment for purposes of Section 8 shall be the location identified on Exhibit B or Exhibit C, as applicable, (ii) in lieu of option (c) in Section 12, all insurance proceeds payable in connection with any damage to, theft, loss or destrcuition of the Pledged Equipment shall be paid to Lessor and held by Lessor as security for the payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of Lessee’s obligations under this Agreement and under each Lease, and (iii) the amount of casualty insurance required pursuant to Section 13(a) shall be an amount equal to the replacement value of the Pledged Equipment.  Lessor shall have the same inspection rights with respect to the Pledged Equipment as it has with respect to Equipment pursuant to Section 23.

(d)           Upon the occurrence of a Default and during the continuation thereof Lessor shall have all of the rights and remedies available at law (including, without limitation, those provided to a secured party by the UCC), or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise.  In addition thereto, Lessee further agrees that (i) in the event that notice is necessary under applicable laws, written notice mailed to Lessee in accordance with the terms of this Agreement, at least ten (10) business days prior to the date of public sale of any of the Pledged Equipment Collateral subject to the security interest created herein or prior to the date after which private sale or any other disposition of said Pledged Equipment Collateral will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other time shall be sufficient; (ii) in the event of sale or other disposition of any such Pledged Equipment Collateral, Lessor may apply the proceeds of any such sale or disposition to the satisfaction of Lessor’s reasonable attorneys’ fees, legal expenses, and other costs and expenses incurred in connection with Lessor’s taking, retaking, holding, preparing for sale, and selling of the Pledged Equipment Collateral; (iii) without precluding any other methods of sale, the sale of Pledged Equipment Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property but in any event Lessor may sell on such terms as Lessor may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind; (iv) Lessor may require Lessee to assemble the Pledged Equipment Collateral, taking all necessary

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or appropriate action to preserve and keep it in good condition, and make such available to Lessor at a place and time convenient to both parties, all at the expense of Lessee; (v) Lessor has no obligation to repair, clean-up or otherwise prepare the Pledged Equipment Collateral for sale; and (vi) Lessor may comply with any applicable state or federal law requirements in connection with a disposition of the Pledged Equipment Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Equipment Collateral.  Furthermore, in any such event, to the extent permitted under applicable laws, full power and authority are hereby given Lessor to sell, assign, and deliver the whole of the Pledged Equipment Collateral or any part(s) thereof, at any time(s) at any broker’s board, or at public or private sale, at Lessor’s option, and no delay on Lessor’s part in exercising any power of sale or any other rights or options hereunder, and no notice or demand, which may be given to or made upon Lessee by Lessor with respect to any power of sale or other right or option hereunder, shall constitute a waiver thereof, or limit or impair Lessor’s right to take any action or to exercise any power of sale or any other rights hereunder, without notice or demand, or prejudice Lessor’s rights as against Lessee in any respect.  Lessee hereby waives and releases to the fullest extent permitted by law all rights, if any, of marshaling the Pledged Equipment Collateral and any other security for the Obligations or otherwise.  At any such sale, unless prohibited by Applicable Laws, Lessor may bid for and purchase all or any part of the Pledged Equipment Collateral so sold.  If Lessor sells any of the Pledged Equipment Collateral upon credit, Lessee will be credited only with payments actually made by the purchaser, received by Lessor and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Pledged Equipment Collateral, Lessor may resell the Pledged Equipment Collateral and Lessee shall be credited with the proceeds of the sale as and when received, less expenses.  In the event Lessor purchases any of the Pledged Equipment Collateral being sold, Lessor may pay for the Pledged Equipment Collateral by crediting some or all of the Obligations.  Lessor shall not be liable for failure to collect or realize upon any or all of the Pledged Equipment Collateral or for any delay in so doing nor shall Lessor be under any obligation to take any action whatsoever with regard thereto.  Lessor has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Lessor may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Lessor’s rights against Lessee.  Lessee waives any right it may have to require Lessor to pursue any third Person for any of the Obligations.  Lessor may sell the Pledged Equipment Collateral without giving any warranties as to the Pledged Equipment Collateral and may specifically disclaim any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Pledged Equipment Collateral.

(e)           Lessee hereby irrevocably authorizes Lessor at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Pledged Equipment Collateral or any part thereof and amendments thereto that contain the information required by the UCC of each applicable jurisdiction for the filing of any financing statement or amendment  Lessee agrees to reimburse Lessor for the expense of any such filings in any location deemed necessary and appropriate by Lessor.

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(f)            Lessee shall perform or cause to be performed such acts as as are necessary to establish and maintain for Lessor a valid and perfected security interest in and security title to the Pledged Equipment Collateral, free and clear of any Liens other than Permitted Liens.

36.          MISCELLANEOUS.  The captions of this Agreement are for convenience only and shall not be read to define or limit the intent of the provision that follows such captions.  This Agreement contains the entire agreement and understanding between Lessor and Lessee relating to the subject matter hereof.  Any variation or modification hereof and any waiver of any of the provisions or conditions hereof shall not be valid unless in writing signed by an authorized representative of the Parties hereto.  Any provision of this Agreement that is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Lessor’s failure at any time to require strict performance by Lessee or any of the provisions hereof shall not waive or diminish Lessor’s right thereafter to demand strict compliance therewith or with any other provision.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

LESSOR:

GENERATE CAPITAL, INC.

By:	/s/ Matan Friedman
Name: Matan Friedman
Title: CIO

LESSEE:

PLUG POWER INC.

By:	/s/ Paul B. Middleton
Name: Paul B. Middleton
Title: CFO

(Signature Page to Plug Power Master Lease Agreement)

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EXHIBIT A

RENTAL SCHEDULE NO. [        ]

This Rental Schedule dated and effective as of [      ], 2016 (this “Lease”) incorporates by reference the terms and provisions of the Master Lease Agreement dated as of June 3, 2016 (the “Master Lease Agreement”) by and between Generate Capital, Inc. (together with its successors and assigns, “Lessor”) and Plug Power Inc. (“Lessee”).  This Lease shall be accompanied by a Certificate of Acceptance in the form attached as Attachment #1.

All terms used within this document that are defined in the Master Lease Agreement shall have the same meaning herein.

1.              Description of Equipment:

[  ] GenDrive Fuel Cells, as more fully described on Schedule A hereto, and located at [                     ].

[  ] GenKey Hydrogen Fueling System, as more fully described on Schedule A hereto, and located at [                     ].

Lease Terms:

Initial Term:     [              ]

Rental Commencement Date:    [      ], 2016

Rent:   As set forth on Attachment #2 attached hereto and incorporated herein

Prepayment:  $[              ](1)

Lessor Account Information: All payments of Rent shall be made to the following account of Lessor   [              ](2)

The Initial Term of this Lease shall commence upon the Acceptance Date as indicated on the Certificate of Acceptance (“Lease Commencement Date”) and, unless earlier terminated pursuant to the terms of the Master Lease Agreement, shall continue until expiration of the number of months specified above after the Rental Commencement Date specified above.  Rent shall begin accruing on the Rental Commencement Date and shall be due and payable, along with applicable taxes, in advance each month during the Initial Term on the dates and in the amounts specified for such date on Attachment #2.

Lessee shall pay Rent throughout the Initial Term on each Rent payment date listed on Attachment #2 in the amount specified under the column heading “Cash Rent Payment” for such Rent payment date. The Rent payable on each Rent payment date shall be applied to satisfy the Lessee’s obligation with respect to the cash Rent owed on each “Rental Date”, as further set forth on Attachment #2 hereto.

The total “Cash Rent Payment” due from Lessee for use of the Equipment during the Initial Term shall accrue in advance from the Lease Commencement Date throughout the Initial

(1)  To equal 20% of the Purchase Price for the Equipment

(2)  Account information to be inserted

1

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Term and shall be allocated to each full or partial calendar year during such Initial Term (each, an “Allocation Period”) in the amounts shown under the column heading “Annual Allocation for Federal Income Tax Rent” (the “Allocated Rent”) on Attachment #4 hereto. Within each Rental Period, such Allocated Rent shall be allocated on a level daily basis.

The Lessor and the Lessee agree that the “Allocated Rent” shown on Attachment #4 is intended to constitute a specific allocation of fixed rent within the meaning of Treasury Regulation §1.467-1(c)(2)(ii)(A) to each Rental Period and, thus, does not represent any exchange of cash or a deduction against “Cash Rent Payment.” The rent that the Lessor and Lessee will report for use of the Equipment for income tax purposes is the Allocated Rent as shown in Attachment #4.

If, from time to time, there is a difference in the cumulative “Cash Rent Payments” and “Allocated Rents”, then the Lessor and the Lessee will treat the difference for income tax purposes as a loan as described in Section 467 of the Code. Lessor and Lessee agree that the “Interest” shown on Attachment #4 is intended as adequate interest on fixed rent within the meaning of Treasury Regulation §1.467-1(e)(2) and §1.467-2(b)(1)(ii), and the “Interest” shown on Attachment #4 will be reported as interest expense of the Lessor and interest income of the Lessee when the difference between the cumulative amounts is ‘negative’ (a “Prepaid Rent Balance”) and as interest income of the Lessor and interest expense of the Lessee when the cumulative difference is ‘positive’(a “Deferred Rent Balance”).

2.              Termination Values are as set out on Attachment #3 attached hereto and incorporated herein.

3.              All purchase and end of term options awarded to Lessee in respect of this Lease shall apply to all, but not less than all, Equipment leased under this Lease.

[Signature page follows.]

2

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IN WITNESS WHEREOF, the Parties hereto have caused this Lease to be duly executed on the date set forth below by their authorized representatives.

THIS LEASE CANNOT BE CANCELLED

LESSOR:

GENERATE CAPITAL, INC.

By:
Name:
Title:

LESSEE:

PLUG POWER INC.

By:
Name:
Title:

3

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Schedule A
TO EXHIBIT A

DESCRIPTION OF EQUIPMENT

Equipment

Site	Description	Model	Quantity	Serial Numbers

4

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Attachment #1
TO EXHIBIT A

CERTIFICATE OF ACCEPTANCE

to

Rental Schedule No.

Dated [      ], 2016

In compliance with the terms, conditions and provisions of the Master Lease Agreement dated as of June 3, 2016 (the “Lease”) between the undersigned (“Lessee”) and Generate Capital, Inc. (together with its successors and assigns, “Lessor”), Lessee hereby:

(a)                                 certifies and warrants that all Equipment described in the above-referenced Rental Schedule (the “Equipment”) is delivered, inspected and fully installed, and operational as of the Acceptance Date as indicated below;

(b)                                 accepts all the Equipment for all purposes under the Lease and all attendant documents as of the date above (the “Acceptance Date”); and

(c)                                  restates and reaffirms, as of the Acceptance Date, each of the representations, warranties and covenants heretofore given to Lessor in the Lease.

Lessor is hereby authorized to insert serial numbers on the above-referenced Rental Schedule.

LESSEE:
PLUG POWER INC.

By:
Name:
Title:

5

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Attachment #2
TO EXHIBIT A

Rents
for Rental Schedule No. [         ]

Rent shall be due and payable in accordance with the following schedule.(3)  Rent is stated exclusive of all applicable sales and/or use taxes.  Lessee is responsible for all sales and/or use taxes on the Rent.

(3)  Rent payments will be due monthly in advance.

6

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Attachment #3
TO EXHIBIT A

Termination Value Schedule
Rental Schedule No. [           ]

7

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Attachment #4
TO EXHIBIT A

Allocated Rents For
Rental Schedule No.

Annual Allocation for Federal Income Tax

Allocation Period	Allocated Rent	Interest

	$	$

8